Exhibit 10.16

AMENDMENT TWO
TO THE
PENSION PLAN FOR EMPLOYEES OF
AMERICAN WATER WORKS COMPANY, INC.
AND ITS DESIGNATED SUBSIDIARIES
(As Amended and Restated Effective January 1, 2016)
WHEREAS, American Water Works Company, Inc. (the “Company”) sponsors the Pension Plan For Employees of American Water Works Company, Inc. And Its Designated Subsidiaries (the “Plan”) and its corresponding trust for the benefit of its eligible employees; and
WHEREAS, Section 16.1 of the Plan authorizes the Benefits Administration Committee of American Water Works Company, Inc. and Its Designated Beneficiaries (the “Committee”) to amend the Plan for amendments that do not have a material cost; and
WHEREAS, the Committee desires to amend the Plan, to (i) add a lump sum benefit payment option to the Plan, which will be in addition to any other lump sum payment options currently available under the Plan, for all participants (both non-union and those participants who are covered by a collective bargaining agreement), who retire from employment with the Company and all affiliated employers on or after December 31, 2018, and whose annuity starting occurs on or after January 1, 2019, and (ii) provide that a participant’s benefit payable as of normal retirement date, shall never be less than the benefit that is payable as of any earlier retirement age under the Plan; and
WHEREAS, this “Amendment” shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.
NOW THEREFORE, BE IT RESOLVED, that by virtue of the authority reserved to the Committee under Section 16.1 of the Plan, the Plan is hereby amended as follows:

1.	Effective January 1, 2019, Section 2.1(b) of the Plan is amended to read as follows:
“(b)    ‘Actuarial Equivalent’ means a benefit of equivalent value (A) computed on the basis set out in Tables 2 through 4(a), appended hereto, (B) derived based on interest rates and mortality tables set forth in Table 5 or (C) in any instance in which neither (A) nor (B) applies, based on an assumed interest rate of 8% and using the 1983 Group Annuity Mortality Table (set-back 1 year for Participants and set back 5 years for Contingent Annuitants). For the purpose of determining lump sum present values pursuant to Sections 6.4(h), 6.6 and 6.7, the calculation shall be made using the “applicable mortality table” under section 417(e)(3)(B) of the Code and shall be based on the “applicable interest rate” under section 417(e)(3)(C) of the Code for the third calendar month preceding the calendar month during which the Annuity Starting Date occurs.”

2.    Effective January 1, 2019, Section 4.1(a) of the Plan is amended to read as follows:
“Section 4.1    Normal and Late Retirement.
(a)    Upon retirement at his Normal Retirement Date, a Participant shall be entitled to receive a monthly retirement income commencing on his Normal Retirement Date, which in accordance with Treas. Reg. section 1.411(a)-7(c)(1) shall be equal to the greatest of: (i) the Participant's Accrued Benefit that he could have commenced on or after the date the Participant has attained age 55, provided the sum of his age and Years of Service equals or exceeds 70; (ii) the Participant’s Accrued Benefit that he could have commenced on or after age attaining age 62; or (iii) the Participant’s Accrued Benefit payable at Normal Retirement Date, or in the case of (i), (ii) or (iii), as applicable, the Actuarial Equivalent of such Accrued Benefit in an amount determined under Sections 5.2, 5.6, 5.7 and, if applicable, Section 6.1(a).”
3.    Effective January 1, 2019, the title of Section 6.4 of the Plan is amended to read as follows:
“Survivor and Lump Sum Benefits Available by Election.”
4.    Effective January 1, 2019, Section 6.4(a) of the Plan is amended to read as follows:
“(a)    Participants whose benefits are not subject to an automatic surviving spouse benefit under Section 6.1 or who, with their spouse’s written and notarized consent as described in Section 6.2, elect not to accept an automatic surviving spouse benefit may elect to provide benefits for their Contingent Annuitants as described below, or effective January 1, 2019, elect payment of benefits in the form of a lump sum payment if they meet the conditions set forth in subsection (h) below.”
5.    Effective January 1, 2019, Section 6.4 of the Plan is amended to add the following new subsection (h) to the Plan to the end thereof to read as follows:
“(h)    Effective January 1, 2019, a Participant whose Annuity Starting Date occurs on or after January 1, 2019, and who retires from employment with the Employer on or after December 31, 2018, may elect to receive his vested Accrued Benefit in a single sum payment which shall be an amount equal to the Actuarial Equivalent present value of the Participant's vested Accrued Benefit which would otherwise be payable at the Participant's Normal Retirement Date, excluding the value of any early retirement subsidy.”
6.    Effective January 1, 2019, Article IX of the Plan is amended to add the following new Section 9.5 to the end thereof to read as follows:
“9.5    Reinstatement of Years of Service for Benefit Accrual. A Participant’s Years of Service for benefit accrual attributable to a prior cash-out or lump sum payment equal to the Actuarial Equivalent present value of a Participant’s Accrued Benefit, shall be restored upon reemployment of the Participant if payment was made to the Participant later than the last day of the second Plan Year following the Participant’s termination from employment with the Employer. Upon subsequent termination, the Accrued Benefit payable to the Participant shall be offset by the value of the previous lump sum distribution.”

                (Signature Page follows)

IN WITNESS WHEREOF, this Amendment has been executed this 19 day of     December, 2018.

BENEFITS ADMINISTRATION COMMITTEE OF
AMERICAN WATER WORKS COMPANY,
INC. AND ITS DESIGNATED
SUBSIDIARIES

By:	/s/ Melanie M. Kennedy

Title:	SVP, Human Resources

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